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                                                                 EXHIBIT 10.112

                             CONSULTING AGREEMENT


     This Consulting Agreement ("Agreement") is made and entered into this 6th day of August 1997, by and between TCO Insurance Services, a California corporation ("TCO"), and Steven C. Shinn ("Executive").

     WHEREAS, TCO and the Executive entered into an Executive Employment Agreement effective September 1, 1994 ("Employment Agreement");

     WHEREAS, the Employment Agreement had an initial term ending August 31, 1996, with two consecutive two-year extensions exercisable, subject to the terms and conditions of the Employment Agreement, by either TCO or the Executive;

     WHEREAS, since January 1, 1995, the Executive has been employed by Exstar Financial Corporation, a Delaware corporation under common control with TCO, and its subsidiary Alpine Insurance Company ("Exstar"), and not by TCO;

     WHEREAS, TCO and the Executive desire that each party's obligations with respect to the other pursuant to the Employment Agreement (except as otherwise provided in this Agreement) be terminated.

     WHEREAS, notwithstanding such termination the Executive has substantial experience and expertise in TCO's business, and TCO desires to provide for potential assistance by the Executive in the future; and

     WHEREAS, TCO and the Executive desire that the Executive be available to provide consulting services to TCO in accordance with the terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained herein, the parties agree as follows:

     1. Consulting Services. Effective as of May 1, 1997, and continuing until termination of this Agreement ("Consulting Period"), TCO shall retain the Executive, as an independent contractor, to be available to provide consulting services to TCO, its parent TCO Holdings, Inc., and their subsidiaries (collectively "TCO Companies"), and the Executive shall provide consulting services, as from time to time are reasonably requested by TCO. The consulting services potentially to be provided by the Executive may include those set forth below and similar services.

           a. If any TCO Company shall become involved in arbitration, litigation or similar proceedings, the Executive shall participate in document production, depositions, testimony and other aspects of the proceedings, if and as from time to time reasonably requested by TCO.



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           b. The Executive shall assist the TCO Companies in strategic financial and legal planning, if and as from time to time reasonably requested by TCO.

           c. The Executive shall provide additional similar advice and consulting relating to the TCO Companies' businesses, if and as from time to time reasonably requested by TCO.

     2. Conditions. The Executive shall perform any consulting services requested by TCO in accordance with this Agreement in a professional manner. The Executive, however, shall not be obligated hereunder to provide more than 10 hours of consulting services per calendar month, nor more than 100 hours of consulting services per calendar year, in each case including travel time (other than routine travel to and from TCO's offices in Solvang); the Executive's consulting services hereunder shall be required only during normal business hours on normal business days; and Solvang, California, shall be the principal place of performance of the Executive's consulting services hereunder.

     3. Payments During Consulting Period. The Executive shall be due during the Consulting Period for being available to provide and for providing consulting services in accordance with this Agreement annual amounts of $12,681.51, in lump sums as of each April 30, beginning with 1998 and continuing through 2007. These amounts shall not be payable to the Executive in cash, but instead shall be paid through offset against two amounts due from the Executive to TCO with an aggregate balance, including interest accrued, of $89,069.61 as of April 30, 1997 ("Executive's Debt"). The parties acknowledge that the 10 annual payments of $12,681.51 are calculated as the amounts needed to amortize $89,069.61 plus interest at 7% per annum with annual payments in arrears. Performance by the Executive of his obligations in accordance with this Agreement shall constitute satisfaction in full of all obligations of the Executive with respect to the Executive's Debt. For federal income tax purposes, TCO and the Executive shall treat each of such annual amounts of $12,681.51, in the year in which it becomes due to the Executive, as earnings from self-employment and not as employee compensation. TCO, promptly following execution of this Agreement, shall release all security it holds with respect to the Executive's Debt.

     4. Expenses. Reasonable expenses for food, lodging and travel outside the Solvang, California, area, and other reasonable expenses consistent with those historically reimbursed by TCO, incurred by the Executive, in the Executive's performance pursuant to this Agreement, shall be reimbursed to the Executive by TCO promptly upon the Executive's submission of reasonable documentation with respect to such expenses. The Executive shall not incur any expenses in connection with food, lodging or travel outside the Solvang, California, area without TCO's prior approval of the trip.

     5. Term. Except as hereinafter provided, the term of this Agreement shall commence as of May 1, 1997, and continue through April 30, 2007. TCO shall be entitled to terminate this Agreement upon the Executive's death, the Executive's permanent


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disability as certified by a licensed physician or the Executive's breach of this Agreement and failure to cure such breach within a reasonable time after TCO has provided the Executive written notice stating in detail the nature of such breach, in which case the Executive shall remain liable for the balance of any of the Executive's Debt remaining unpaid as of such date (prorated with respect to any partial 12 months since the May 1 most recently preceding the date of such termination), with such balance being payable in annual installments of $12,681.51 each April 30 during the remainder of the Consulting Period, and with any proration being offset against the first of such installments.

     6. Termination of Party's Obligations Under Employment Agreement. The obligations of each party with respect to the other pursuant to the Employment Agreement are hereby terminated, except as hereinafter provided. Notwithstanding the foregoing, TCO's obligation to grant the Executive options to purchase 126,350 shares of common stock of Exstar, all of which were to have been granted and vested by July 1, 1997, in accordance with Sections 7 and 10 of the Employment Agreement, shall continue. This termination shall in no way affect the obligations and rights of Exstar and the Executive with respect to each other.

     7. Miscellaneous. This Agreement shall be subject to the miscellaneous provisions set forth below.

           a. Each party to this Agreement shall perform all further acts and execute and deliver all documents necessary or appropriate to carry out the provisions of this Agreement.

           b. This Agreement shall supersede all prior agreements among the parties with respect to the subject matter hereof. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only on the written consent of both parties to this Agreement. No waiver of any breach of any provision hereunder shall extend to any prior or subsequent breach or affect in any way any rights arising out of any prior or subsequent breach.

           c. This Agreement shall not be assignable by either party without the other party's consent. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors, assigns, heirs and representatives.

           d. Provided it does not deprive either party of any material rights under this Agreement, each provision of this Agreement shall be separate and divisible, and if any provision shall be held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

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           e. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by personal delivery or sent by certified mail, postage prepaid, addressed as follows:


               If to TCO:                    If to the  Executive:
               ----------                    ---------------------
               TCO Insurance Services        Steven C. Shinn
               2029 Village Lane             705 Mesa Drive
               Solvang CA 93463              Solvang CA 93463

      Any party may change its address by giving the other party written notice of the new address.

           f. This Agreement shall be construed in accordance with, and governed by, the laws of California. Santa Barbara County shall be the venue for any litigation concerning this Agreement.

           g. In the event of any litigation between the parties concerning breach or alleged breach of this Agreement, its enforcement or interpretation, the party prevailing shall be entitled to reimbursement of reasonable attorney's fees and court costs from the other party.

           h. Nothing in this Agreement shall confer any rights or remedies on any third parties, other than the parties' successors, assigns, heirs and representatives.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement.



TCO Insurance Services                        Executive


By: /s/ Peter J. O'Shaughnessy                  /s/ Steven C. Shinn
   -------------------------------            -------------------------------
      Peter J. O'Shaughnessy                         Steven C. Shinn
      Chairman of the Board
      Chief Executive Officer


Date:   8-6-97                                Date:   8-6-97
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